UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2004

BROWN JORDAN INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0-25246	63-1127982

(Commission File Number)	(IRS Employer Identification No.)

1801 North Andrews Avenue, Pompano Beach, Florida	33069

(Address of Principal Executive Offices)	(Zip Code)

(954) 960-1100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition.

Brown Jordan International, Inc. (the “Company”) hereby reports the following preliminary results of operations for the three month period ended September 24, 2004, and its short term outlook for future results of operations:

Third Quarter of Fiscal 2004

For its third quarter ended September 24, 2004, the Company expects to report, on a consolidated basis, net sales of approximately $54.4 million, operating loss of approximately $3.4 million (which includes the impact of a restructuring charge included in costs of operations of approximately $2.6 million), and a net loss of approximately $11.3 million. The foregoing estimates are subject to the completion of the Company’s customary quarterly financial closing and review procedures. The Company cautions that final reported results could vary from these preliminary estimates.

The Company plans within the next ten days to report its final results of operations for the three month period ended September 24, 2004 in a filing on Form 10-Q. As of November 11, 2004, the Company’s independent public accountants had not completed their SAS 100 review of the Form 10-Q. The Form 10-Q may be filed prior to that review being completed. If so, the Company will file an amended Form 10-Q when that review is completed.

Outlook

The Company’s projected results of operations and cash flow from operations in the fourth quarter ending December 31, 2004 are expected by management to be significantly below the levels reported for the comparable period in fiscal 2003. The Company believes that it may be unable to fund a payment of approximately $3.6 million that will be due and payable on December 31, 2004 under its $135.0 million Senior Secured Notes due May 1, 2007, and may be unable to fund a payment of approximately $6.7 million that will be due and payable on February 15, 2005 to the holders of its 12 3/4 % Senior Subordinated Notes due 2007. The Company at present has extremely limited availability under its $90.0 million asset based revolving credit facility (“Revolver”), which has a borrowing base consisting of the Company’s eligible accounts receivable and inventories. If the Company’s financial performance does not improve, or if the Revolver is not amended, the Company believes that it will fall out of compliance with certain financial covenants under the Revolver by the end of the fourth quarter.

As of the date hereof, the Company remains in compliance with all financial and other covenants under the Revolver, except with respect to the late reporting of its results of operations for the September 2004 period. However, in light of the liquidity needs facing the Company, management has commenced negotiations with its lenders to seek a modification of the borrowing base and to waive or ease certain financial covenants to attempt to avoid a default under the Revolver.

There can be no assurance that the Company’s financial results and cash flows will improve, or that the Company will be able to negotiate an amendment to the Revolver that will provide the Company with sufficient liquidity to fund its short term working capital requirements and debt payment obligations.

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SIGNATURES

The Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN JORDAN INTERNATIONAL, INC.
Date: November 12, 2004	By:	/s/ Vincent A. Tortorici, Jr.
Vincent A. Tortorici, Jr.,
Chief Accounting Officer

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